Morgan Stanley Select Dimensions Investment Series - Mid Cap
Growth Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	Sun Art Retail Group Ltd.
Purchase/Trade Date:	7/8/11
Size of Offering/shares: 1,143,848,000shares
Offering Price of Shares: HKD 7.200
Amount of Shares Purchased by Fund:  2,800
Percentage of Offering Purchased by Fund: 0.002
Percentage of Fund's Total Assets: 0.057
Brokers: HSBC, UBS, Citi, BNP Paribas, CICC, Morgan Stanley,
Goldman Sachs
Purchased from:  UBS Securities

Securities Purchased:	Dunkin' Brands Group Inc.
Purchase/Trade Date:	7/27/11
Size of Offering/shares: 22,250,000 shares
Offering Price of Shares: $19.00
Amount of Shares Purchased by Fund:  740
Percentage of Offering Purchased by Fund: 0.003
Percentage of Fund's Total Assets: 0.04
Brokers: JPMorgan, Barclays Capital, Morgan Stanley, BofA Merrill Lynch, Goldman, Sachs & Co., Baird, Stifel Nicolaus Weisel, William Blair & Company, Wells Fargo Securities, Raymond James, Moelis & Company, SMBC Nikko, Ramirez & Co., Inc., The Williams Capital Group, L.P.
Purchased from:  Barclays Capital

Securities Purchased:	Groupon Inc.
Purchase/Trade Date:	11/3/2011
Size of Offering/shares: 35,000,000
Offering Price of Shares: $20.00
Amount of Shares Purchased by Fund:  4,000
Percentage of Offering Purchased by Fund: 0.11
Percentage of Fund's Total Assets: 0.27
Brokers: Morgan Stanley, Goldman, Sachs & Co., Credit Suisse
Purchased from:  Goldman Sachs

Securities Purchased:	Linkedin Corp. Class A Common Stock
Purchase/Trade Date:	11/16/2011
Size of Offering/shares: 8,750,000 shares
Offering Price of Shares: $71.000
Amount of Shares Purchased by Fund: 1,195 shares
Percentage of Offering Purchased by Fund: 0.014
Percentage of Fund's Total Assets: 0.29
Brokers: Morgan Stanley, BofA Merrill Lynch, JP Morgan, Allen &
Company LLC, UBS Investment Bank
Purchased from:  JP Morgan
Securities Purchased:	Nexon Co. Ltd.
Purchase/Trade Date:	1252011
Size of Offering/shares: 70,100,000 shares
Offering Price of Shares: Y1,300
Amount of Shares Purchased by Fund: 5,027 shares
Percentage of Offering Purchased by Fund:  0.007
Percentage of Fund's Total Assets: 0.29
Brokers:  Morgan Stanley, Nomura, Goldman Sachs International,
Barclays Capital
Purchased from:  Nomura Securities

Securities Purchased:	 Zynga Inc.
Purchase/Trade Date:	 12/15/2011
Size of Offering/shares: 100,000,000 shares
Offering Price of Shares: $10.000
Amount of Shares Purchased by Fund: 16,123 shares
Percentage of Offering Purchased by Fund: 0.016
Percentage of Fund's Total Assets: 0.60
Brokers: Morgan Stanley, Goldman, Sachs & Co., BofA Merrill Lynch, Barclays Capital, J.P. Morgan, Allen & Company LLC
Purchased from:  Goldman Sachs